[Logo omitted]
INVESCO Funds Group, Inc.
7800 E. Union Avenue
Denver, CO  80237

                            INVESCO ASIAN GROWTH FUND
                          INVESCO SPECIALTY FUNDS, INC.

                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                  MAY 20, 1999

This proxy is being solicited on behalf of the Board of Directors of INVESCO Specialty Funds, Inc. ("Company") and relates to the proposals with respect to the Company and to INVESCO Asian Growth Fund, a series of the Company ("Fund"). The undersigned hereby appoints as proxies Fred A. Deering and Mark H. Williamson, and each of them (with power of substitution), to vote all shares of common stock of the undersigned in the Fund at the Special Meeting of Shareholders to be held at 10:00 a.m., Mountain Standard Time, on May 20, 1999, at the offices of the Company, 7800 East Union Avenue, Denver, Colorado 80237, and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present.

The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" all proposals relating to the Company and the Fund with discretionary power to vote upon such other business as may properly come before the Meeting.

Please sign exactly as name appears hereon. If stock is held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY PHONE, FACSIMILE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE BY TOUCH-TONE PHONE OR THE INTERNET, PLEASE CALL 1-800-690-6903 TOLL FREE OR VISIT HTTP://WWW.PROXYVOTE.COM. TO VOTE BY FACSIMILE TRANSMISSION, PLEASE FAX YOUR COMPLETED PROXY CARD TO 1-800-733-1885.


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                        KEEP THIS PORTION FOR YOUR RECORDS

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                                             DETACH AND RETURN THIS PORTION ONLY
                    THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
________________________________________________________________________________
INVESCO ASIAN GROWTH FUND


VOTE ON DIRECTORS                     FOR   WITHHOLD   FOR
                                      ALL      ALL     ALL
                                                       EXCEPT

4. Election of the Company's Board   /__/     /__/     /__/    To withhold
   of Directors: (1) Charles W.                                authority to
   Brady; (2) Fred A. Deering; (3)                             vote mark
   Mark H. Williamson;                                         "For All Except"
   (4) Dr. Victor L. Andrews;                                  and write the
   (5) Bob R. Baker; (6) Lawrence                              nominee's number
   H. Budner; (7) Dr. Wendy Lee                                on the line
   Gramm; (8) Kenneth T. King;                                 below.
   (9) John W. McIntyre; and
   (10) Dr. Larry Soll                                         -----------------

VOTE ON PROPOSALS                                      FOR     AGAINST  ABSTAIN

1. Approval of an Agreement and Plan of                /__/     /__/     /__/
   Reorganization and Termination under
   which INVESCO Pacific Basin Fund
   ("Pacific Basin Fund"), a series of
   INVESCO International Funds, Inc.,
   ("International Funds") would acquire
   all of the assets of the Fund in
   exchange solely for shares of Pacific
   Basin Fund and the assumption by
   Pacific Basin Fund of all of the
   Fund's liabilities, followed by the
   distribution of those shares to the
   shareholders of the Fund, all as
   described in the accompanying Prospectus/
   Proxy Statement;

                                                       FOR     AGAINST  ABSTAIN
2. Approval of an Agreement and Plan of
   Conversion and Termination providing                /__/     /__/     /__/
   for the conversion of the Fund from a
   separate series of the Company to a
   separate series of International
   Funds:

                                                       FOR     AGAINST  ABSTAIN
                                                       ALL       ALL       ALL
3. Approval of changes to the                          /__/     /__/     /__/
   fundamental investment restrictions:

/_/To vote against the proposed changes
   to one or more of the specific
   fundamental investment restrictions, but to approve others, PLACE AN "X" IN
   THE BOX AT LEFT and indicate the
   letter(s) (as set forth in the proxy
   statement) of the investment restriction or restrictions you do not want to change on the line on the reverse side. IF
   YOU CHOOSE TO VOTE DIFFERENTLY ON
   INDIVIDUAL RESTRICTIONS, YOU MUST
   MAIL IN YOUR PROXY CARD. IF YOU
   CHOOSE TO VOTE THE SAME ON ALL
   RESTRICTIONS PERTAINING TO YOUR FUND,
   TELEPHONE AND INTERNET VOTING ARE
   AVAILABLE.

                                                       FOR     AGAINST  ABSTAIN
5. Ratification of the selection of                    /__/     /__/     /__/
   PricewaterhouseCoopers LLP as the Fund's
   Independent Public Accountants;


----------------------------------  -------      ------------------------  -------
Signature (Please Sign Within Box)  Date         Signature (Joint Owners)  Date
__________________________________________________________________________________



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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                              KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.


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To vote against the proposed changes to
one or more of the specific fundamental
investment restrictions, indicate the
letter(s) (as set forth in the proxy
statement) of the investment restriction or
restrictions you do not want to change on
the line at the right.  IF YOU CHOOSE
TO VOTE DIFFERENTLY ON INDIVIDUAL        3.    ---------------------------------
RESTRICTIONS, YOU MUST MAIL IN YOUR
PROXY CARD.  IF YOU CHOOSE TO VOTE THE
SAME ON ALL RESTRICTIONS PERTAINING TO
YOUR FUND, TELEPHONE AND INTERNET
VOTING ARE AVAILABLE.
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